UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183
Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Reports Clear Reversal of Anxiety-Related Behavior in Animal Model Using SKNY-1, an Oral Drug Candidate for Obesity and Nicotine Addiction Under Definitive Agreement for Acquisition

SKNY-1 was previously shown to achieve up to 30% weight loss, reverse nicotine craving, and preserve muscle mass in animal models—and is designed to avoid the CNS side effects that halted earlier CB1-targeting drugs

On July 10, 2025, MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) announced new preclinical results from SKNY-1, an oral drug candidate for obesity and nicotine addiction currently under definitive agreement for acquisition. In a validated behavioral model used to measure Cannabinoid 1 receptor (CB1)-related anxiety-like effects, SKNY-1 demonstrated clear reversal of anxiety-related behavior induced by a CB1 activator, setting it apart from earlier CB1-targeting drugs that were discontinued due to serious central nervous system (CNS) effects.

The study was conducted using the light-dark preference test in zebrafish—a behavioral model used to assess anxiety-related responses. Zebrafish naturally prefer darker environments, but when anxiety levels are elevated, they avoid light even more strongly. Reduced dark preference (i.e., more time spent in the light) is interpreted as a calming effect.

Four groups were evaluated:

●	Control Group (No Drug): Fish displayed balanced light-dark behavior.
●	CP55,940 Group (CB1 Agonist): At high doses, CP55,940 increased time spent in the dark, indicating anxiety-related behavior. At low doses, it produced a calming effect.
●	Rimonabant Group (CB1 Inverse Agonist): Increased anxiety-like behavior was observed at both high and low doses of CP55,940. The response was greater than that of the CP55,940 group alone, consistent with previously documented psychiatric effects.
●	SKNY-1 Groups: In animals co-treated with CP55,940, SKNY-1 reversed the anxiety-inducing effects of high-dose CP55,940 and enhanced the calming effects at low doses. In all treatment conditions, SKNY-1 normalized behavior to control or better-than-control levels.

SKNY-1 is under investigation for its differentiated pharmacological profile, which includes biased CB1 antagonism (blocking β-arrestin signaling while preserving G-protein signaling), partial CB2 receptor activation, mild MAO-B inhibition, and no inhibition of MAO-A as confirmed through in vitro screening. This profile is intended to avoid the psychiatric side effects historically observed with first-generation CB1 antagonists such as rimonabant.

MIRA Pharmaceuticals, Inc. is currently preparing for shareholder approval in connection with the proposed acquisition of SKNY Pharmaceuticals, Inc. Pending approval, the Company expects to initiate Investigational New Drug (IND)-enabling studies for SKNY-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: July 10, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer